UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

ROCKETFUEL BLOCKCHAIN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	033-17773-NY	90-1188745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D565

Las Vegas, Nevada 89103

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (424) 256-8560

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐  (not applicable — Registrant is not an emerging growth company)

Introductory Note

This Current Report on Form 8-K is filed by RocketFuel Blockchain, Inc., a Nevada corporation

(“RocketFuel” or the “Company”), in connection with the sale of the Company's payments business to RPay Inc., a Delaware corporation (“RPay”), pursuant to that certain Asset Purchase Agreement, dated as of July 22, 2026 (the “APA”), by and between the Company, as seller, and RPay, as buyer. This Report reports both the Company's entry into the APA under Item 1.01 and the completion of the transactions contemplated thereby under Item 2.01. Peter M. Jensen serves as the sole director and Chief Executive Officer of RPay and is also a director and executive officer of the Company. Concurrently with the transaction described in this Report, the Company has entered into a related but separate transaction with RPoints Inc., a Delaware corporation, for the sale of the Company's loyalty and rewards business, which will be reported by the Company in a separate Current Report on Form 8-K.

Item 1.01  Entry into a Material Definitive Agreement.

On July 22, 2026, the Company entered into the APA with RPay, pursuant to which the Company agreed to sell, and RPay agreed to purchase, substantially all of the assets used primarily in the Company's payments business (the “RPay Business”), and RPay agreed to assume certain specified liabilities of the Company relating to the RPay Business.

Purchased Assets; Assumed Liabilities

The assets purchased by RPay include the intellectual property, contracts, merchant relationships, and other assets used primarily in the RPay Business, together with the Company's cash and accounts receivable attributable to that business, in each case as more specifically described in the APA and the disclosure schedules thereto. RPay assumed specified liabilities relating to the RPay Business, including the deferred compensation obligations described below. The Company retained its loyalty and rewards business and all assets not primarily used in the RPay Business.

Consideration

As consideration for the purchased assets, RPay (i) assumed the Company's deferred compensation obligations to Peter M. Jensen in the aggregate amount of $800,000 and to Bennett J. Yankowitz in the aggregate amount of $200,000, in each case pursuant to separate novation agreements described below, and (ii) issued to the Company a warrant (the “Warrant”) to purchase 160,000 shares of RPay common stock, par value $0.001 per share, subject to a $1,000,000 repurchase right exercisable by RPay at any time. The Company was released from the assumed deferred compensation obligations effective as of the closing.

Related Agreements

In connection with the APA, the Company and RPay also entered into the following related agreements: (i) a Deferred Compensation Assumption and Novation Agreement with Mr. Jensen and a separate novation agreement with Mr. Yankowitz, pursuant to which RPay assumed the deferred compensation obligations described above; (ii) a Transition Services Agreement, pursuant to which the Company will provide certain transition services to RPay for a period of 12 months following the closing; (iii) an Intellectual Property License-Back Agreement, pursuant to which RPay granted the Company a royaltyfree license to certain intellectual property for use in the Company's retained loyalty business during the transition period; (iv) a Contract Pass-Through and Agency Agreement addressing the interim operation of certain contracts that are not assignable at closing; (v) reseller agreements pursuant to which the Company and RPay will each resell the other's products to their respective existing customers; and (vi) a Board of Advisors Agreement with Mr. Yankowitz.

Interests of Related Persons

Peter M. Jensen, a director and executive officer of the Company, is the sole director and Chief Executive Officer of RPay. Mr. Jensen therefore had an interest in the APA and the related transactions that differed from the interests of the Company's stockholders generally, including with respect to the assumption of his $800,000 deferred compensation obligation by RPay and the terms of the Warrant. Bennett J. Yankowitz, a former director and executive officer of the Company who continues to serve on the

Company's advisory board, also had an interest in the transaction with respect to the assumption of his $200,000 deferred compensation obligation, which is payable pro rata with payments made to Mr. Jensen at a ratio of $0.25 to Mr. Yankowitz for every $1.00 paid to Mr. Jensen, at the discretion of RPay's board of directors.

The Company's board of directors determined that stockholder approval of the APA was not required under NRS 78.565 and approved the transaction on the basis of a fairness memorandum addressing the conflicts of interest described above, rather than through an independent valuation or stockholder ratification.

The foregoing description of the APA and the related agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as exhibits to this Report and are incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On August 13, 2026 (the “Closing Date”), the Company completed the sale of the RPay Business to RPay pursuant to the APA described in Item 1.01 above, which is incorporated herein by reference. As of the Closing Date, the Company transferred to RPay the purchased assets and RPay assumed the assumed liabilities, in each case as described in the APA.

The information set forth in Item 1.01 above regarding the consideration received by the Company, the related agreements, and the interests of related persons is incorporated herein by reference.

The disposition of the RPay Business constitutes a significant disposition under Rule 1-02(w) of Regulation S-X, based on the asset test and the income test set forth therein. Unaudited pro forma condensed financial information giving effect to the disposition, prepared in accordance with Article 11 of Regulation S-X, will be filed by amendment to this Report as soon as available, as described in Item 9.01 below.

Item 9.01  Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

The disposition described in Item 2.01 above constitutes a significant disposition under Rule 1-02(w) of

Regulation S-X, requiring unaudited pro forma condensed financial information under Article 11 of Regulation S-X. That pro forma financial information is not included in this Report and will be filed by amendment to this Report on Form 8-K/A as soon as it is available.

(d)  Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of July 22, 2026, by and between RocketFuel Blockchain, Inc. and RPay Inc.*
10.1	Warrant to Purchase Common Stock, issued by RPay Inc. to RocketFuel Blockchain, Inc.
10.2	Transition Services Agreement, by and between RocketFuel Blockchain, Inc. and RPay Inc.
10.3	Contract Pass-Through and Agency Agreement, by and between RocketFuel Blockchain, Inc. and RPay Inc.

*  Certain schedules and exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation SK. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

The unaudited pro forma condensed financial information required by Item 9.01(b) of Form 8-K, together with the related Exhibit 99.1 and Exhibit 104 cover page interactive data file, will be filed by amendment to this Report on Form 8-K/A as soon as available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKETFUEL BLOCKCHAIN, INC.

By: /s/ Peter M. Jensen

Peter M. Jensen

Chief Executive Officer

Dated: August 18, 2026